Exhibit 99.1

MediciNova Reports Fourth Quarter and Full Year 2011 Results

MediciNova Management to Host a Conference Call to Discuss 2011 Earnings

Tomorrow, March 29th at 5:00pm (EDT)

SAN DIEGO, Calif. – March 28, 2011 – MediciNova, Inc. a biopharmaceutical company traded on the NASDAQ Global Market (Trading Symbol: MNOV) and the Jasdaq Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the fourth quarter and full year ended December 31, 2011.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 28, 2011 and is available through investors.medicinova.com/sec.cfm.

Financial Results

For the quarter ended December 31, 2011, MediciNova reported a net loss of $3.5 million, or $0.22 per share, compared to a net loss of $5.0 million, or $0.40 per share, for the same period last year. There were no revenues for the quarters ended December 31, 2011 and 2010. Research and development expenses were $1.4 million for the quarter ended December 31, 2011, compared to $2.2 million for the quarter ended December 31, 2010. The decrease in quarterly research and development expenses year over year was primarily due to fourth quarter 2010 spending on the MN-221 moderate-to-severe chronic obstructive pulmonary disease (COPD) and bioavailability trials, offset by increased fourth quarter spending in 2011 associated with greater enrollment in the clinical trial of MN-221 for acute exacerbations of asthma. General and administrative expenses were $2.1 million for the quarter ended December 31, 2011, compared to $2.1 million for the quarter ended December 31, 2010.

For the year ended December 31, 2011, MediciNova reported a net loss of $17.7 million, or $1.20 per share, as compared to a net loss of $20.2 million, or $1.63 per share, for the year ended December 31, 2010. There were no revenues for the years ended December 31, 2011 and 2010. Research and development expenses were $7.8 million for the year ended December 31, 2011, as compared to $9.7 million for the year ended December 31, 2010. The decrease in annual research and development expenses was again primarily due to spending in 2010 on the MN-221 moderate-to-severe chronic obstructive pulmonary disease (COPD) and bioavailability trials, offset by increased spending in 2011 associated with greater enrollment in the clinical trial of MN-221 for acute exacerbations of asthma. General and administrative expenses were $8.3 million for the year ended December 31, 2011, as compared to $8.2 million for the year ended December 31, 2010. The increase in annual general and administrative expenses was primarily due to higher legal costs in 2011 related to patent fees, the China joint venture, financing arrangements and other activities, partially offset by lower stock based compensation expense.

At December 31, 2011, we had $15.1 million in cash and cash equivalents, as compared to $28.3 million of cash and cash equivalents at December 31, 2010.

Recent Highlights in 2012

•

On March 21, 2012 MediciNova announced it had completed enrollment in its Phase 2 clinical trial (MN-221-CL-007) evaluating the efficacy and safety of MN-221 for treatment of acute exacerbations of asthma for patients who do not respond to standard pharmacotherapy.

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On March 13, 2012 MediciNova announced that it has received a Notice of Allowance from the Japanese Patent Office for a pending patent application, which covers the use of ibudilast (MN-166) for the treatment of multiple forms of chronic neuropathic pain.

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On February 1, 2012 MediciNova announced that it has received a Notice of Allowance from the U.S. Patent and Trademark Office for a pending patent application, which covers the use of ibudilast for the treatment of progressive forms of multiple sclerosis.

•	On January 16, 2012 MediciNova and the University of Colorado (CU) Boulder disclosed a license agreement for the use of ibudilast (MN-166) for the treatment of post-traumatic brain injury (TBI).

2011 Highlights

•

On October 27, 2011 MediciNova announced that it would conduct a Phase 1b clinical trial with MN-221 in patients with stable, moderate-to-severe chronic obstructive pulmonary disease (COPD) involving multiple administrations of intravenous (i.v.) MN-221 over several days in typical patients with concomitant illnesses.

•

On October 13, 2011 MediciNova closed a $7.5 million private stock sale with Kissei Pharmaceutical Co., Ltd. Kissei purchased 800,000 shares of Common Stock at $2.50 per share and 220,000 shares of Series B Preferred Stock at $25.00 per share with each share of the Series B Preferred Stock convertible into 10 shares of Common Stock. MediciNova also completed an agreement with Kissei to perform research and development services related to further clinical development of MN-211 in exchange for $2.5 million.

•

A joint venture became effective on September 27, 2011 among MediciNova, Zhejiang Medicine Co., Ltd. (a company traded on the Shanghai Stock Exchange (600216)), and Beijing Make-Friend Medicine Technology Co. Ltd., to develop and commercialize MediciNova’s MN-221 in China. MediciNova is working to finalize the necessary sublicense of MN-221 for the JV.

•	On September 26, 2011 MediciNova announced the appointment of Mr. Kousuke Nakata of Kissei Pharmaceutical Co., Ltd. and Mr. Tatsuo Izumi to its Board of Directors.

•	On September 2, 2011 MediciNova announced the appointments of Kazuko Matsuda, M.D., Ph.D, MPH as Chief Medical Officer, and Michael Gennaro, MBA as Chief Financial Officer.

•

In August 2011, MediciNova disclosed a clinical trial collaboration with Paul Rolan, M.D., FRACP. Professor Rolan is a headache and pain specialist in the Clinical Pharmacology department at the University of Adelaide, Australia, and is initiating a Phase 2 trial of ibudilast (MN-166) as a potential new pharmacotherapy for medication overuse headache (MOH).

•

On March 23, 2011, we completed a firm-commitment underwritten public offering of 2,750,000 units at a price to the public of $3.00 per unit for net proceeds of $7.7 million and April 1, 2011 MediciNova completed an agreement with Oxford Finance Corporation under which we made an early repayment of our loan in-full of $15.2 million. MediciNova currently has no debt.

•

On March 9, 2011, MediciNova announced that it had received a Notice of Allowance from the U.S. Patent and Trademark Office for a pending patent application which covers the use of ibudilast (MN-166/AV411) for the treatment of drug addiction or drug dependence or withdrawal syndrome.

“We are extremely pleased with our progress over the past twelve months and especially with the completion of patient enrollment in our Phase 2 clinical trial for MN-221. We plan to announce our initial data analysis from that trial in the second quarter of 2012. Kissei Pharmaceutical Co., Ltd. has been very supportive of our progress and development of MN-221. Their investment and additional funding have been a great benefit to MediciNova as we look to continue development for MN-221,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova, Inc. “In addition, we are very encouraged by the progress on our ibudilast (MN-166) asset with the expanded patent portfolio and investigator-led clinical trials ongoing.”

Conference Call/Webcast Information

MediciNova will host a conference call and audio webcast to present fourth quarter and year end 2011 results followed by a question and answer session with members of management. Management on the call will include Dr. Yuichi Iwaki, the President and Chief Executive Officer, Michael Coffee, the Chief Business Officer, Dr. Kirk Johnson, the Chief Scientific Officer, Dr, Kazuko Matsuda, Chief Medical Officer, and Michael Gennaro, the Chief Financial Officer.

To participate in this call, dial 866-356-4441 (domestic), 617-597-5396 (international), passcode: 10505408, shortly before 5:00 P.M. (EDT). For a limited period following the call, a replay of the call will be available, beginning at 7:00 P.M. (EDT); the replay can be accessed by calling 888-286-8010 (domestic), 617-801-6888 (international), passcode: 27765290. The audio webcast will be available on MediciNova’s investor relations website (http://investors.medicinova.com) for approximately 60 days following the call.

About MediciNova

MediciNova, Inc. is a publicly traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a commercial focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential, and patent coverage of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, chronic obstructive pulmonary disease exacerbations, multiple sclerosis and other neurologic conditions, asthma, interstitial cystitis, solid tumor cancers, generalized anxiety disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus on its two prioritized product candidates, MN-221, for the treatment of acute exacerbations of asthma and chronic obstructive pulmonary disease exacerbations, and ibudilast (MN-166/AV411). MN-221 is involved in clinical trials under U.S. INDs. MN-166 is involved in clinical trials under Investigator INDs. MediciNova is engaged in strategic partnering discussions to support further development of the MN-221 and ibudilast programs. Additionally, MediciNova will seek to monetize opportunistically its other pipeline candidates. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our progress and expectations on future progress in the development of our drug candidates, expected timing of clinical trial results and any implication as to the results of our development, partnering and funding efforts or that the company will have the ability to execute on its priorities. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, risks and uncertainties inherent in clinical trials including the unknown outcome of the Phase 2 trial of MN-221 for the treatment of acute exacerbations of asthma, product development and commercialization risks, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, risks regarding intellectual property rights in product candidates and the ability to defend and enforce such intellectual property rights, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the regulatory authorities, risks relating to the completion of the joint venture in China, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to raise sufficient capital when needed, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

CONTACT:

Mark Johnson

Investor Relations

MediciNova, Inc.

(858) 373-1500

info@medicinova.com

MEDICINOVA, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$15,093,124	$28,252,204
Restricted cash	—	28,688,892
Restricted investment	—	623,751
Restricted letter of credit	—	47
Prepaid expenses and other current assets	614,540	779,103

Total current assets	15,707,664	58,343,997
Goodwill	9,600,241	9,600,241
In-process research and development	4,800,000	4,800,000
Investment in China Joint Venture	650,000	—
Property and equipment, net	29,425	65,209
Other assets	—	124,722

Total assets	$30,787,330	$72,934,169

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$718,882	$1,099,625
Management transition plan liability	—	623,751
Current portion of long-term debt	—	4,951,610
Convertible notes	—	28,626,296
Escrow holdback	—	47
Accrued expenses	1,509,325	1,133,273
Income taxes payable	6,490	6,847
Accrued compensation and related expenses	599,087	348,755
Current deferred revenue	863,510	—

Total current liabilities	3,697,294	36,790,204
Deferred tax liability	1,956,000	1,956,000
Long-term debt, less current portion	—	9,483,605
Long-term deferred revenue	1,636,490	—

Total liabilities	7,289,784	48,229,809
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 500,000 shares authorized at December 31, 2011 and December 31, 2010; 220,000 shares issued at December 31, 2011 and no shares outstanding at December 31, 2010	2,200	—
Common stock, $0.001 par value; 30,000,000 shares authorized at December 31, 2011 and December 31, 2010; 16,127,615 and 12,482,867 shares issued at December 31, 2011 and December 31, 2010, respectively, and 16,088,015 and 12,439,132 shares outstanding at December 31, 2011 and December 31, 2010, respectively	16,128	12,484
Additional paid-in capital	309,998,251	293,483,920
Accumulated other comprehensive loss	(56,845)	(55,702)
Treasury stock, at cost; 39,600 shares at December 31, 2011 and 43,735 shares at December 31, 2010	(1,189,705)	(1,197,935)
Deficit accumulated during the development stage	(285,272,483)	(267,538,407)

Total stockholders’ equity	23,497,546	24,704,360

Total liabilities and stockholders’ equity	$30,787,330	$72,934,169

MEDICINOVA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,			Period from September 26, 2000 (inception) to December 31, 2011
	2011	2010	2009
Revenues	$—	$—	$—	$1,558,227
Operating expenses:
Cost of revenues	—	—	—	1,258,421
Research and development	7,784,719	9,710,977	10,873,169	162,041,563
General and administrative	8,323,715	8,171,811	10,366,291	105,522,524

Total operating expenses	16,108,434	17,882,788	21,239,460	268,822,508

Operating loss	(16,108,434)	(17,882,788)	(21,239,460)	(267,264,281)
(Impairment charge)/gain, net on investment securities and ARS put	—	(785,478)	310,250	(1,735,212)
Other expense	(81,292)	(176,552)	(13,622)	(359,625)
Interest expense	(1,595,093)	(1,768,354)	(242,371)	(3,605,818)
Other income	62,316	438,542	823,320	19,120,392

Loss before income taxes	(17,722,503)	(20,174,630)	(20,361,883)	(253,844,544)
Income tax expense	(11,573)	(12,678)	(7,007)	(64,817)

Net loss	(17,734,076)	(20,187,308)	(20,368,890)	(253,909,361)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	(98,445)
Deemed dividend resulting from beneficial conversion feature on Series C redeemable convertible preferred stock	—	—	—	(31,264,677)

Net loss applicable to common stockholders	$(17,734,076)	$(20,187,308)	$(20,368,890)	$(285,272,483)

Basic and diluted net loss per common share	$(1.20)	$(1.63)	$(1.68)

Shares used to compute basic and diluted net loss per share	14,813,156	12,410,576	12,105,835